EXHIBIT 99.1
Fidelity National Financial, Inc. Announces Stockholder Approval of Tracking Stock Proposals
Jacksonville, Fla. -- (June 18, 2014) -- Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries, today announced that its stockholders have approved four separate proposals related to the formation of a tracking stock, Fidelity National Financial Ventures (“FNFV”), that will track the performance of its portfolio company investments. Each share of FNF common stock outstanding at the time of closing will be converted into one share of FNF Group common stock and 0.3333 shares of FNFV Group common stock.
Stockholders approved the Tracking Stock Proposal, with 58% of outstanding shares voting For, the Reclassification Proposal, with 58% of outstanding shares voting For, the Optional Conversion Proposal, with 56% of outstanding shares voting For, and the Group Disposition Proposal, with 56% of outstanding shares voting For.
FNF plans to close the tracking stock transaction and distribute the shares of FNFV on June 30, 2014, with a when-issued market in FNFV taking place between June 23, 2014, and June 30, 2014. Regular trading of FNFV will commence on July 1, 2014.
About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through its majority-owned subsidiaries, Black Knight Financial Services, LLC and ServiceLink Holdings, LLC. In addition, FNF owns majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC, J. Alexander’s, LLC, Remy International, Inc., Ceridian HCM, Inc., Comdata Inc. and Digital Insurance, Inc. More information about FNF can be found at www.fnf.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com